nsar\1996\0108-77c.doc                    11/7/96
NAME OF REGISTRANT:
Franklin Custodian Funds, Inc.
File No. 811-537

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

FRANKLIN
RESOURCES, INC.
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, CA  94403-7777
415/312-3000


ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT


The undersigned, being the sole shareholder of the Class II shares of the Dynatech Series (the "Fund"), a series of Franklin
Custodian Funds, Inc., does hereby take the following actions and does hereby consent to the following resolution:


RESOLVED: That the Class II Distribution Plan pursuant to Rule 12b-1 (under the Investment Company Act of 1940), as agreed to and accepted by Franklin/Templeton Distributors, Inc. and the Trust prior to the date below, be and it hereby is, approved for the Fund.


By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.



                                        FRANKLIN RESOURCES, INC.



                                        /s/ H.E. Burns
                                        By:  Harmon E. Burns
                                        Executive Vice President




Dated as of: September 13, 1996